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Exhibit 1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-65084) of NMS Communications Corporation of our report dated June 12, 2002 relating to the financial statements of NMS Communications Corporation 401(k) Plan, which appears in this Form 11-K.

/s/  PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts
June 24, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS